Exhibit 99.1

 New York Community Bancorp, Inc. BONUSES -SM- Units Commence Trading
               on the NYSE under the Symbol ``NYB PrU''


    WESTBURY, N.Y.--(BUSINESS WIRE)--May 5, 2003--New York Community Bancorp, Inc. (NYSE: NYB) announced that its Bifurcated Option Note Unit SecuritiES(SM) (BONUSES(SM)) units will commence trading today on the New York Stock Exchange under the symbol "NYB PrU".
    The BONUSES units combine a trust preferred security with a warrant to purchase the common stock of the Company, and were originally issued on November 4, 2002.
    New York Community Bancorp, Inc. is the $12.0 billion holding company for New York Community Bank and the sixth largest thrift in the nation, based on current market capitalization. The Bank serves its customers through 110 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the leading producer of multi-family mortgage loans for portfolio in New York City. Additional information about the Company and its financial performance is available at www.myNYCB.com.


    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola, 516/683-4420
             First Senior Vice President